EXHIBIT 6.4

AMERICAN ENERGY SERVICES, INC.         METROBANK, N.A. GALLERIA                  ACCOUNT #: AG-52
7224 LAWNDALE                          BRANCH                                    Loan Number 721099972
HOUSTON, TX 77539                      5065 WESTHEIMER, STE. #1111               Date: JANUARY 30, 1998
                                       HOUSTON, TX 77056                         Maturity Date: MAY 2, 1998
                                                                                 Loan Amount: $2,000,000.00
     BORROWER'S NAME AND ADDRESS       LENDER'S NAME AND ADDRESS                 Renewal Of 721099972
 "I" includes each borrower above,    "You" means the lender, its successors     SSN/TIN: 76-0279883
        joint and severally.           and assigns.

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of TWO MILLION AND NO/100**Dollars $2,000,000.00

[ ] SINGLE ADVANCE: I will receive all of this principal sum on _______________.
    No additional advances are contemplated under this note.

[X] MULTIPLE ADVANCE: The principal sum shown above is the maximum amount of principal I can borrow under this note. On JANUARY 30, 1998 I will receive the amount of $_______________________ and future principal advances are contemplated.

    CONDITIONS:The conditions for future advances are SEE ATTACHED "LOAN MONITORING WORKSHEET" AND "EXIM BANK SPECIAL CONDITIONS". UNLESS ALL CONDITIONS BY EXIM BANK HAVE BEEN MET, METROBANK IS NOT OBLIGATED TO FUND.

    [X] OPEN END CREDIT: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on MAY 2, 1998.

    [ ] CLOSED END CREDIT: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

INTEREST: I agree to pay interest on the outstanding principal balance from JAN. 30, 1998 at the rate of 9.000% per year until FIRST CHANGE DATE.

[X] VARIABLE RATE: This rate may then change as stated below.  * QUARTERLY

    [X] INDEX RATE: The future rate will be 0.500% OVER the following index rate: PRIME RATE AS PUBLISHED IN THE WALL STREET JOURNAL.

    [X] CEILING RATE: The interest rate ceiling for this not is the * ceiling rate announced by the Credit Commissioner from time to time.

    [X] FREQUENCY AND TIMING: The rate on this note may change as often as DAILY
        A change in the interest rate will take effect ON THE SAME DAY

    [ ] LIMITATIONS: During the term of this loan, the applicable annual interest rate will not be more than ___% or less than ___%. The rate may not change more than ______________________________% each
        _____________________________ .

    [X] EFFECT OF VARIABLE RATE: A change in the interest rate will have the following effect on the payments:

        [ ]The amount of each scheduled payment will change. [ ] The amount of the final payment will change.
        [ ]________________________________________________________________ .

ACCRUAL METHOD: Interest will be calculated on a ACTUAL/360 basis.

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

    [X] on the same fixed or variable rate basis in effect before maturity (as indicated above).

    [   ] at a rate equal to _________________________________________________

[ ] LATE CHARGE: If a payment is made more than _________________ days after it is due, I agree to pay a late charge of ___________________
    ____________________________________________________________________

[X] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which M are H are not included in the principal amount above:
    $40,000 LOAN FEE; $82 TITLE SEARCH FEE; $50 D/T FILING FEE.

PAYMENTS: I agree to pay this note as follows:

[X] INTEREST: I agree to pay accrued interest ON DEMAND, BUT IF NO DEMAND IS
    MADE THEN ON THE 2ND DAY OF EACH MONTH BEGINNING MARCH 2, 1998.

[X] PRINCIPAL: I agree to pay the principal ON DEMAND, BUT IF NO DEMAND IS MADE
    THEN ON MAY 2, 1998.

[ ] INSTALLMENTS: I agree to pay this note in __________________________________
    payments. The first payment will be in the amount of $______________________ and will be due __ . A payment of $_____________________________ will be due
    ____________________________________________________________________________
    _________________________________ thereafter. The final payment of the entire unpaid balance of principal and interest will be due_________________
    ______________________________ .

ADDITIONAL TERMS:

**REPAYMENT TERMS: INTEREST PAYMENT MONTHLY; PRINCIPAL ADVANCED TO BE REPAID
  UPON COLLECTION OF A/R OR AT MATURITY, WHICHEVER COMES FIRST.

**GENERAL PROVISION: THIS NOTE IS SUBJECT TO THE ARBITRATION PROGRAM ENTERED
  INTO BETWEEN BORROWER AND LENDER.

                THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL
                  AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
                       CONTRADICTED BY EVIDENCE OF PRIOR,
                       CONTEMPORANEOUS, OR SUBSEQUENT ORAL
                           AGREEMENTS OF THE PARTIES.

                           THERE ARE NO UNWRITTEN ORAL
                         AGREEMENTS BETWEEN THE PARTIES.

SIGNATURE FOR LENDER

X /s/ AMAL GUNERATNE
AMAL GUNERATNE, VICE PRESIDENT

[X] SECURITY: This note is separately secured by (describe separate document by type and date): SECURITY AGREEMENT, LINE OF CREDIT AGREEMENT, GUARANTY AGREEMENTS, ARBITRATION AGREEMENT

(This section is for your internal use. Failure to list a separate security document does not mean the agreement will not secure this note.)

PURPOSE: The purpose of this loan is BUSINESS: TO RENEW LN#721099972.

SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE 2). I HAVE RECEIVED A COPY ON TODAY'S DATE.

   AMERICAN ENERGY SERVICES, INC.

   BY:
   LARRY ELLIOTT, PRESIDENT

   BY: /s/ PAT ELLIOTT
   OR PAT ELLIOTT, VICE PRESIDENT

                                                                   (PAGE 1 OF 2)

DEFINITIONS: As used on page 1, "[X]" means the terms that apply to this loan. "I," "me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.

APPLICABLE LAW: The law of the state of Texas will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.

PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full unless, when I make the prepayment, you and I agree in writing to the contrary).

INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.

INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.

ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST MATURITY RATE: For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.

SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY
LENDER" paragraph below.

MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.

PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.

SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.

     "Right to receive money from you" means:

     (1)  any deposit account balance I have with you;

     (2) any money owed to me on an item presented to you or in your possession for collection or exchange; and

     (3)  any repurchase agreement or other nondeposit obligation.

     "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.

     If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

     You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.

DEFAULT: I will be in default on this loan and any agreement securing this loan if any one or more of the following occurs:

     (1) I fail to perform any obligation which I have undertaken in this note or any agreement securing this note; or

     (2) you, in good faith, believe that the prospect of payment or the prospect of my performance of any other of my obligations under this note or any agreement securing this note is impaired.

     If any of us are in default on this note or any security agreement, you may exercise your remedies against any or all of us.

REMEDIES: If I am in default on this note you have, but are not limited to, the following remedies:

     (1) You may demand immediate payment of my debt under this note (principal, accrued unpaid interest and other accrued charges).

     (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.

     (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.

     (4) You may refuse to make advances to me or allow purchases on credit by me.

     (5)  You may use any remedy you have under state or federal law.

     By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

WAIVER: I give up my rights to require you to do certain things. I will not require you to:

     (1)  demand payment of amounts due (presentment);

     (2)  obtain official certification of nonpayment (protest);

     (3)  give notice that amounts due have not been paid (notice of dishonor);

     (4)  give notice of intent to accelerate; or

     (5)  give notice of acceleration.

     I waive any defenses I have based on suretyship or impairment of collateral.

OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of the note. I will not assign my obligation under this agreement without your prior written approval.

CREDIT INFORMATION: I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.

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                                    BORROWER'S
                                     INITIALS                                                                    INTEREST
   DATE OF            PRINCIPAL        (NOT        PRINCIPAL      PRINCIPAL        INTEREST     INTEREST           PAID
 TRANSACTION           ADVANCE      REQUIRED)      PAYMENTS        BALANCE           RATE       PAYMENTS         THROUGH:
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
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
                                                                   (page 2 of 2)

AMERICAN ENERGY SERVICES, INC.         METRO BANK, N.A. GALLERIA                 ACCOUNT #: AG-52
7311 OLD GALVESTON RAOD                BRANCH                                    Loan Number 721099982
HOUSTON, TX 77034                      5065 WESTHEIMER, STE. #1111               Date: JANUARY 30, 1998
                                       HOUSTON, TX 77056                         Maturity Date: FEB. 2, 2000
                                                                                 Loan Amount: $644,464.70
     BORROWER'S NAME AND ADDRESS              LENDER'S NAME AND ADDRESS          Renewal Of
 "I" includes each borrower above,   "You" means the lender, its successors      SSN/TIN: 76-0279883
        joint and severally.                         and assigns.

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of SIX HUNDRED FORTY FOUR THOUSAND FOUR HUNDRED SIXTY FOUR AND 70/100**Dollars $644,464.70

[X] SINGLE ADVANCE: I will receive all of this principal sum on JANUARY 30, 1998. No additional advances are contemplated under this note.

[ ] MULTIPLE ADVANCE: The principal sum shown above is the maximum amount of principal I can borrow under this note. On _____________________________ I will receive the amount of $_______________________ and future principal advances are contemplated.

     CONDITIONS:The conditions for future advances are _________________________
            ____________________________________________________________________
            ____________________________________________________________________

       [ ]OPEN END CREDIT: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on _______________.

       [ ]CLOSED END CREDIT: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

INTEREST: I agree to pay interest on the outstanding principal balance from JAN. 30, 1998 at the rate of 8.500% per year until FIRST CHANGE DATE.

[X] VARIABLE RATE: This rate may then change as stated below.  * QUARTERLY

        [X]INDEX RATE: The future rate will be EQUAL TO the following index rate: PRIME RATE AS PUBLISHED IN THE WALL STREET JOURNAL.

        [X]CEILING RATE: The interest rate ceiling for this note is the * ceiling rate announced by the Credit Commissioner from time to time.

        [X]FREQUENCY AND TIMING: The rate on this note may change as often as DAILY A change in the interest rate will take effect ON THE SAME DAY

        [ ]LIMITATIONS: During the term of this loan, the applicable annual interest rate will not be more than ___________________________% or less than ___________________________%. The rate may not change more than ______________________________% each __________________________

        [X]EFFECT OF VARIABLE RATE: A change in the interest rate will have the following effect on the payments:

           [X]The amount of each scheduled payment will change.

           [ ]The amount of the final payment will change.

           [ ]    ______________________________________________________________

ACCRUAL METHOD: Interest will be calculated on a ACTUAL/360 basis.

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

      [X]on the same fixed or variable rate basis in effect before maturity (as indicated above).
      [ ]at a rate equal to ___________________________________________________

  [ ]LATE CHARGE: If a payment is made more than _________________ days after it is due, I agree to pay a late charge of _____________________________________
   _____________________________________________________________________________

  [X] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which M are H are not included in the principal amount above:
      $1,000 LOAN FEE.

  PAYMENTS: I agree to pay this note as follows:

  [X] INTEREST: I agree to pay accrued interest WITH PRINCIPAL.

  [X] PRINCIPAL: I agree to pay the principal ON DEMAND, BUT IF NO DEMAND IS
      MADE.

  [X] INSTALLMENTS: I agree to pay this note in 24 payments. The first payment will be in the amount of $18,658.00 and will be due on March 2, 1998. A payment of $18,658.00 will be due ON THE 2ND DAY OF EACH MONTH thereafter. The final payment of the entire unpaid balance of principal and interest will be due FEBRUARY 2, 2000.

ADDITIONAL TERMS:

**GENERAL PROVISION: THIS NOTE IS SUBJECT TO THE ARBITRATION PROGRAM ENTERED
  INTO BETWEEN BORROWER AND LENDER.

**PLEASE SEE ATTACHED EXIM BANK "SPECIAL CONDITIONS" FOR ALL REQUIRED
  CONDITIONS.

                THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL
                  AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
                       CONTRADICTED BY EVIDENCE OF PRIOR,
                      CONTEMPORANEOUS, OR SUBSEQUENT ORAL
                           AGREEMENTS OF THE PARTIES.

                          THERE ARE NO UNWRITTEN ORAL
                        AGREEMENTS BETWEEN THE PARTIES.

SIGNATURE FOR LENDER

X /s/ AMAL GUNERAINE
      AMAL GUNERAINE, VICE PRESIDENT

[X]SECURITY: This note is separately secured by (describe separate document by type and date): SECURITY AGREEMENT; GUARANTY AGREEMENTS; ARBITRATION AGREEMENT.

  (This section is for your internal use. Failure to list a separate security document does not mean the agreement will not secure this note.)

  PURPOSE: The purpose of this loan is BUSINESS: PAYOFF LN#721099980; CONVERT TO TERM LOAN.

  SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE 2). I HAVE RECEIVED A COPY ON TODAY'S DATE.

  AMERICAN ENERGY SERVICES, INC.

  BY:
  LARRY ELLIOTT, PRESIDENT

  BY: /s/ PAT ELLIOTT
  OR PAT ELLIOTT, VICE PRESIDENT

                                                                   (PAGE 1 OF 2)

DEFINITIONS: As used on page 1, "H" means the terms that apply to this loan. "I," "me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us"). "You" or "your" means the Lender and its successors and assigns.

APPLICABLE LAW: The law of the state of Texas will govern this note. Any term of this note which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.

PAYMENTS: Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal. The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal. If you and I agree to a different application of payments, we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).

INTEREST: Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to here (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.

INDEX RATE: The index will serve only as a device for setting the rate on this note. You do not guarantee by selecting this index, or the margin, that the rate on this note will be the same rate you charge on any other loans or class of loans to me or other borrowers.

ACCRUAL METHOD: The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year." If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST MATURITY RATE: For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.

SINGLE ADVANCE LOANS: If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY
LENDER" paragraph below.

MULTIPLE ADVANCE LOANS: If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.

PAYMENTS BY LENDER: If you are authorized to pay, on my behalf, charges I am obligated to pay (such as property insurance premiums), then you may treat those payments made by you as advances and add them to the unpaid principal under this note, or you may demand immediate payment of the charges.

SET-OFF: I agree that you may set off any amount due and payable under this note against any right I have to receive money from you.

     "Right to receive money from you" means:

     (1)  any deposit account balance I have with you;

     (2) any money owed to me on an item presented to you or in your possession for collection or exchange; and

     (3)  any repurchase agreement or other nondeposit obligation.

     "Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set off. This total includes any balance the due date for which you properly accelerate under this note.

     If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

     You will not be liable for the dishonor of any check when the dishonor occurs because you set off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right of set-off.

REAL ESTATE OR RESIDENCE SECURITY: If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.

DEFAULT: I will be in default on this loan and any agreement securing this loan if any one or more of the following occurs:

     (1) I fail to perform any obligation which I have undertaken in this note or any agreement securing this note; or

     (2) you, in good faith, believe that the prospect of payment or the prospect of my performance of any other of my obligations under this note or any agreement securing this note is impaired.

     If any of us are in default on this note or any security agreement, you may exercise your remedies against any or all of us.

REMEDIES: If I am in default on this note you have, but are not limited to, the following remedies:

     (1) You may demand immediate payment of my debt under this note (principal, accrued unpaid interest and other accrued charges).

     (2) You may set off this debt against any right I have to the payment of money from you, subject to the terms of the "Set-Off" paragraph herein.

     (3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.

     (4) You may refuse to make advances to me or allow purchases on credit by me.

     (5)  You may use any remedy you have under state or federal law.

     By selecting any one or more of these remedies you do not give up your right to later use any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to later consider the event as a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEY'S FEES: I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

WAIVER: I give up my rights to require you to do certain things. I will not require you to:

     (1)  demand payment of amounts due (presentment);

     (2)  obtain official certification of nonpayment (protest);

     (3)  give notice that amounts due have not been paid (notice of dishonor);

     (4)  give notice of intent to accelerate; or

     (5)  give notice of acceleration.

     I waive any defenses I have based on suretyship or impairment of collateral.

OBLIGATIONS INDEPENDENT: I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may do so without any notice that it has not been paid (notice of dishonor). You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of this note. I will not assign my obligation under this agreement without your prior written approval.

CREDIT INFORMATION: I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

NOTICE: Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by fist class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.

--------------------------------------------------------------------------------------------------------------------------
                                    BORROWER'S
                                     INITIALS                                                                    INTEREST
   DATE OF            PRINCIPAL        (NOT        PRINCIPAL      PRINCIPAL        INTEREST     INTEREST           PAID
 TRANSACTION           ADVANCE      REQUIRED)      PAYMENTS        BALANCE           RATE       PAYMENTS         THROUGH:
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------
   /    /           $                            $              $                          %     $                /    /
--------------------------------------------------------------------------------------------------------------------------

                                                                   (page 2 of 2)

AMERICAN ENERGY SERVICES,      METROBANK, N.A.    ACCOUNT #: AG-52
INC.                          GALLERIA BRANCH     Loan Number 721099982
 7311 OLD GALVESTON ROAD   5065 WESTHEIMER, STE.  Date: FEBRUARY 2, 1998
    HOUSTON, TX 77034              #1111          Mat. Date FEBRUARY 2,
                             HOUSTON, TX 77056    2000
   BORROWER'S NAME AND                            Loan Amount $644,464.70
          ADDRESS            LENDER'S NAME AND    Renewal of
   "I" includes each            ADDRESS
  borrower above, jointly "You" means the lender,
      and severally.        its successors and
                                 assigns.

Hereby authorize and request the following disbursement from the loan referenced above:

  Amount given to me directly          $                     i.    PAYOFF LN#721099980   $   644,464.70
  Amount paid on my account
  (#         )                         $                     j.                          $
  To Lender                            $                     k.                          $
     Amounts paid to others on my
     behalf:                                                 l.                          $
  To Property Insurance Company        $                     m.                          $
  To Credit Life Insurance Company     $                     n.                          $
  To Disability Insurance Company      $                     o.                          $
  To Public Officials                  $                     p.                          $

Comments: $1,000 LOAN FEE.
**INTEREST OWED TO
2-2-98 FOR LN#721099982     $5,754.71

Loan Officer:

AMERICAN ENERGY SERVICES, INC.

BY:
      LARRY ELLIOTT, PRESIDENT

BY: /s/ P S ELLIOTT
      OR PAT ELLIOTT, VICE PRESIDENT

                                                                   (page 1 of 1)

SPECIAL CONDITIONS:

 1. EXIMBANK EXPORT CREDIT INSURANCE POLICY. In the event the Borrower wishes to sell on open account terms, as a condition precedent to making any Disbursement under the Loan to finance said open account sales, the Lender shall ensure that the Borrower has obtained an Eximbank Export Credit Insurance policy ("Eximbank Policy") for comprehensive commercial and political risks, on terms acceptable to Eximbank, and that coverage under said Eximbank Policy shall be in full force and effect as of the date of any Disbursement made to finance open account sales under the Loan, and throughout the remainder of the term of the Loan. The proceeds of such Policy paid to the Lender pursuant to the assignment shall be applied first toward reducing any amount then outstanding under the Loan.

 2. SUBORDINATED STOCKHOLDER DEBT. Prior to or as of the Closing Date, the Borrower shall deliver to the Lender, in form and substance satisfactory to the Lender, a written undertaking from the Borrower and its stockholders stating that there shall be no payments of any amounts outstanding under any loans, notes, bonds, debentures or other debt, either now or hereafter existing, owed by the Borrower to any stockholder, (collectively, "Subordinated Debt") until all amounts outstanding under the Loan
     ("Senior Debt") have been paid in full; and that in the event of the dissolution or winding up of the Borrower's business affairs, the Subordinated Debt shall at all times be subordinated to the Senior Debt.

 3. ADVANCES TO STOCKHOLDERS AND AFFILIATES. During the term of the Loan, the Borrower shall not make any advances to any stockholder or affiliated or related entity (including but not limited to, partnerships, joint ventures, joint stock companies, corporations, parent companies or subsidiaries). In the event that such advances are made, the Lender shall not make any further Disbursements to the Borrower under the Loan without the prior written approval of Eximbank.

 4. DIVIDEND RESTRICTIONS. The Borrower shall not pay any dividends (other than dividends payable in shares of the Borrower's stock) on any class of shares of the Borrower's stock.

 5. ASSIGNMENT OF LIFE INSURANCE POLICY PROCEEDS. An assignment of the proceeds of the life insurance policy opened in the names of Larry Elliott, Patrick Elliott, and Sydney McCarra each in the amount of $866,666 shall be executed in favor of the Lender for the benefit of the Loan. The proceeds of such assignment paid to the Lender shall be applied first towards reducing any amount then outstanding under the Loan. The Lender shall require that the Borrower notify the Lender and Eximbank in writing immediately upon the event of an occurrence under such life insurance policy. Thereafter, the Lender shall not make any further Disbursements to the Borrower under the Loan without the prior written approval of Eximbank.

 6. TAX REFUND AND BECHTEL SETTLEMENT. Upon receipt by the Borrower of the tax refund in the anticipated amount of $230,000 and the $252,000 payment from Bechtel as part of the settlement of the valves supplied under the Ras Tanura contract, all such amount must be immediately applied to the outstanding principal balance of AP069904XX.

 7. PROGRESS REPORTS. The Lender must provide Eximbank with a monthly status report on the Borrower, including loan balances, borrowing base availability and payments received for the period.

 8. ASSIGNMENT OF LETTER OF CREDIT PROCEEDS. The Borrower shall assign to the Lender the proceeds of [each] Letter of Credit pursuant to an executed assignment of proceeds acknowledged by the paying bank ("Assignment of Proceeds"), a signed and dated copy of which shall be delivered to the Lender. Each assignment of Proceeds shall provide that all payments under the Letter of Credit shall be made directly to the Lender.

 9. DIVIDEND RESTRICTIONS. The Borrower shall not pay any dividends (other than dividends payable in shares of the Borrower's stock) on any class of shares of the Borrower's stock.

10. SALARY MANAGEMENT FEES AND BONUS RESTRICTIONS. The Borrower shall not: (i) give any salary increase to officers or stockholders; (ii) pay any management fees; and (iii) pay any bonus to officers or stockholders in any one fiscal year.

11. LOANS TO STOCKHOLDERS AND AFFILIATES. The Borrower shall not make any loans to any stockholder or entity affiliated with the Borrower.

12. INDIRECT EXPORT. As a condition precedent to any Disbursement, the Borrower shall provide to the Lender a written certification stating that the items financed with the Loan shall be sold solely pursuant to an export transaction.

AMERICAN ENERGY SERVICES,  METROBANK, N.A.                            ACCOUNT #: AG-52
INC.                       GALLERIA BRANCH                            Loan Number 721099982
7311 OLD GALVESTON ROAD    5065 WESTHEIMER, STE. #1111                Date FEBRUARY 2, 1998
HOUSTON, TX 77034          HOUSTON, TX 77056                          Mat. Date FEBRUARY 2, 2000
BORROWER'S NAME AND        LENDER'S NAME AND ADDRESS                  Loan Amount $644,464.70
ADDRESS                    "You" means the lender, its successors     Renewal of
"I" includes each          and assigns.
borrower above, jointly
and severally.

I hereby authorize and request the following disbursement from the loan referenced above:

Amount given to me directly                       $               i.    PAYOFF LN#721099980                         $    644,464.70
Amount paid on my account (# )                    $               j.                                                $
To Lender                                         $               k.                                                $
  Amounts paid to others on my behalf:                            l.                                                $
To Property Insurance Company                     $               m.                                                $
To Credit Life Insurance Company                  $               n.                                                $
To Disability Insurance Company                   $               o.                                                $
To Public Officials                               $               p.                                                $
                                                  $               q.                                                $

Comments:  $1,000 LOAN FEE.**INTEREST OWED TO -2-98 FOR                 AMERICAN ENERGY SERVICES, INC.
  LN#721099980$5,754.71                                                 BY:
                                                                            LARRY ELLIOT, PRESIDENT
                                                                        BY: PAT ELLIOT
  Loan Officer:                                                             OR PAT ELLIOT, VICE PRESIDENT

                                                                   (page 1 of 1)

SPECIAL CONDITIONS:

1. EXIMBANK EXPORT CREDIT INSURANCE POLICY. In the event the Borrower wishes to sell on open account terms, as a condition precedent to making any Disbursement under the Loan to finance said open account sales, the Lender shall ensure that the Borrower has obtained an Eximbank Export Credit Insurance policy ("Eximbank Policy") for comprehensive commerical and political risks, on terms acceptable to Eximbank, and that coverage under said Eximbank Policy shall be in full force and effect as of the date of any Disbursement made to finance open account sales under the Loan, and throughout the remainder of the term of the Loan. The proceeds of such Policy paid to the Lender pursuant to the assignment shall be applied first toward reducing any amount then outstanding under the Loan.

2. SUBORDINATED STOCKHOLDER DEBT. Prior to or as of the Closing Date, the Borrower shall deliver to the Lender, in form and substance satisfactory to the Lender, a written undertaking from the Borrower and its stockholders stating that there shall be no payments of any amounts outstanding under any loans, notes, bonds, debentures or other debt, either now or hereafter existing, owned by the Borrower to any stockholder, (collectively, "Subordinated Debt") until all amounts outstanding under the Loan
    ("Senior Debt") have been paid in full; and that in the event of the dissolution or winding up of the Borrower's business affairs, the Subordinated Debt shall at all times be subordinated to the Senior Debt.

3. ADVANCES TO STOCKHOLDERS AND AFFILIATES. During the term of the Loan, the Borrower shall not make any advances to any stockholder or affiliated or related entity (including but not limited to, partnerships, joint ventures, joint stock companies, corporations, parent companies or subsidiaries). In the event that such advances are made, the Lender shall not make any further Disbursements to the Borrower under the Loan without the prior written approval of Eximbank.

4. DIVIDEND RESTRICTIONS. The Borrower shall not pay any dividends (other than dividends payable in shares of the Borrower's stock) on any class of shares of the Borrower's stock.

5. ASSIGNMENT OF LIFE INSURANCE POLICY PROCEEDS. An assignment of the proceeds of the life insurance policy opened in the names of Larry Elliott, Patrick Elliott, and Sydney McCarra each in the amount of $866,666 shall be executed in favor of the Lender for the benefit of the Loan. The proceeds of such assignment paid to the Lender shall be applied first towards reducing any amount then outstanding under the Loan. The Lender shall require that the Borrower notify the Lender and Eximbank in writing immediately upon the event of an occurrence under such life insurance policy. Thereafter, the Lender shall not make any further Disbursements to the Borrower under the Loan without the prior written approval of Eximbank.

6. TAX REFUND AND BECHTEL SETTLEMENT. Upon receipt by the Borrower of the tax refund in the anticipated amount of $230,000 and the $252,000 payment from Bechtel as part of the settlement of the valves supplied under the Ras Tanura contract, all such amounts must be immediately applied to the outstanding principal balance of AP069904XX.

7. PROGRESS REPORTS. The Lender must provide Eximbank with a monthly status report on the Borrower, including loan balances, borrowing base availability and payments received for the period.

8. ASSIGNMENT OF LETTER OF CREDIT PROCEEDS. The Borrower shall assign to the Lender the proceeds of [each] Letter of Credit pursuant to an executed assignment of proceeds acknowledged by the paying bank ("Assignment of Proceeds"), a signed and dated copy of which shall be delivered to the Lender. Each assignment of Proceeds shall provide that all payments under the Letter of Credit shall be made directly to the Lender.

9. DIVIDEND RESTRICTIONS. The Borrower shall not pay any dividends (other than dividends payable in shares of the Borrower's stock) on any class of shares of the Borrower's stock.

10. SALARY MANAGEMENT FEES AND BONUS RESTRICTIONS. The Borrower shall not: (i) give any salary increase to officers or stockholders; (ii) pay any management fees; and (iii) pay any bonus to officers or stockholders in any one fiscal year.

11. LOANS TO STOCKHOLDERS AND AFFILIATES. The Borrower shall not make any loans to any stockholder or entity affiliated with the Borrower.

12. INDIRECT EXPORT. As a condition precedent to any Disbursement, the Borrower shall provide to the Lender a written certification stating that the items financed with the Loan shall be sold solely pursuant to an export transaction.

AMERICAN ENERGY SERVICES, METROBANK, N.A.         ACCOUNT #: AG-52
INC.                     GALLERIA BRANCH          Loan Number 721099982
7311 OLD GALVESTON ROAD  5065 WESTHEIMER, STE.    Maturity Date FEB. 2,
HOUSTON, TX 77034        #1111                    2000
                         HOUSTON, TX 77056        Loan Amount $644,464.70
                                                  Renewal Of
                                                  SSN/TIN: 76-0279883
   BORROWER'S NAME AND   LENDER's NAME AND ADDRESS
         ADDRESS         "You" means the lender,
   "I" includes each      its successors and
borrower above, joint and         assigns.
       severally.

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of SIX HUNDRED FORTY FOUR THOUSAND FOUR HUNDRED SIXTY FOUR AND 70/100* * * * * * * * * * * * Dollars $644,464.70

[X]SINGLE ADVANCE: I will receive all of this principal sum on FEBRUARY 2, 1998.
   No additional advances are contemplated under this note.

[ ]MULTIPLE ADVANCE: The principal sum shown above is the maximum amount of principal I can borrow under this note. On __________________________________
   __________________I will receive the amount of $                        and
   future principal advances are contemplated.

   CONDITIONS: The conditions for future advances are
   _____________________________________________________________________________
   _____________________________________________________________________________
  [ ]OPEN END CREDIT: You and I agree that I may borrow up to the maximum amount of principal more than one time. This feature is subject to all other conditions and expires on _____________________________________________.
  [ ]CLOSED END CREDIT: You and I agree that I may borrow up to the maximum only one time (and subject to all other conditions).

INTEREST: I agree to pay interest on the outstanding principal balance from FEB.
  2, 1998 at the rate of 8.500% per year until FIRST CHANGE DATE.

[X] VARIABLE RATE: This rate may then change as stated below.     * QUARTERLY

    [X]INDEX RATE: The future rate will be EQUAL TO the following index rate:
       PRIME RATE AS PUBLISHED IN THE WALL STREET JOURNAL.

    [X]CALLING RATE: The interest rate ceiling for this note is the   *  ceiling
       rate announced by the Credit Commissioner from time to time.

    [X]FREQUENCY AND TIMING: The rate on this note may change as often as DAILY.

       A change in the interest rate will take effect ON THE SAME DAY.

    [ ]LIMITATIONS: During the term of this loan, the applicable annual
       interest rate will be more than                               % or
       less than                               %. The rate may not change
       more than                               % each            .

    EFFECT OF VARIABLE RATE: A change in the interest rate will have the following effect on the payments:

       [X]The amount of each scheduled payment will change. [ ]The amount of the final payment will change.

       [ ]At a rate equal to ______________________________________________

ACCRUAL METHOD: Interest will be calculated on a   ACTUAL/360  basis.

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

     [X]on the same fixed or variable rate basis in effect before maturity (as indicated above).
     [ ]at a rate equal to ____________________________________________________.

[ ]LATE CHARGE: If a payment is made more than                  days after it is
   due, I agree to pay a late charge of ________________________________________
   _____________________________________________________________________________

[X] ADDITIONAL CHARGES: In addition to interest, I agree to pay the following charges which H are H are not included in the principal amount above: $1,000 LOAN FEE.

PAYMENTS: I agree to pay this note as follows:

[X] INTEREST: I agree to pay accrued interest WITH PRINCIPAL.

[X] PRINCIPAL: I agree to pay the principal ON DEMAND, BUT IF NO DEMAND IS MADE.

[X] INSTALLMENTS: I agree to pay this note in 24 payments. The first payment will be in the amount of $18,658.00 and will be due MARCH 2, 1998. A payment of $18,658.00 will be due ON THE 2ND DAY OF EACH MONTH thereafter. The final payment of the entire unpaid balance of principal and interest will be due FEBRUARY 2, 2000.

ADDITIONAL TERMS:

**GENERAL PROVISION: THIS NOTE IS SUBJECT TO THE ARBITRATION PROGRAM ENTERED INTO BETWEEN BORROWER AND LENDER.

**PLEASE SEE ATTACHED EXIM BANK "SPECIAL CONDITIONS" FOR ALL REQUIRED
CONDITIONS.

                THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL
                  AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE
                       CONTRADICTED BY EVIDENCE OF PRIOR,
                       CONTEMPORANEOUS, OR SUBSEQUENT ORAL
                           AGREEMENTS OF THE PARTIES.

                           THERE ARE NO UNWRITTEN ORAL
                         AGREEMENTS BETWEEN THE PARTIES

Signature for Lender
X_______________________________________________________________________________
 AMAL GUNERATNE, VICE PRESIDENT
________________________________________________________________________________

[X] SECURITY: This note is separately secured by (describe separate document by type and date): SECURITY AGREEMENT, GUARANTY AGREEMENTS, ARBITRATION AGREEMENT.

(This section is for your internal use. Failure to list a separate security document does not mean the agreement will not secure this note.)

PURPOSE: The purpose of this loan is BUSINESS: PAYOFF LN#721099980; CONVERT TO TERM LOAN.

SIGNATURES: I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGE 2). I have received a copy on today's date.

AMERICAN ENERGY SERVICES, INC.
BY: ____________________________________________________________________________
LARRY ELLIOTT, PRESIDENT

BY: /s/ PAT ELLIOTT
OR PAT ELLIOTT, VICE PRESIDENT
________________________________________________________________________________